Exhibit 99.1

Climb Global Solutions Signs New $50.0 Million Credit Facility with JPMorgan Chase

EATONTOWN, N.J., May 23, 2023 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, signed a new five-year, $50.0 million secured revolving credit facility with JPMorgan Chase on May 18, 2023. The amount the Company may borrow under the revolving credit facility is subject to a borrowing base calculation, with an "accordion" feature to obtain additional lender commitments to increase the facility size up to $70.0 million in the aggregate. The facility will replace the Company’s $20.0 million secured line of credit with Citibank, N.A. which was set to expire in June 2023. Under the new agreement, the interest rate on borrowings will be based on Adjusted Term SOFR plus 1.50% - 1.75%.

"We believe the new facility is an integral component of our capital structure and provides incremental liquidity as we continue to execute our organic and inorganic growth strategies," said Dale Foster, CEO of Climb. "We look forward to working with the team at JPMorgan Chase as we now have additional capital and flexibility to fund our growth and execute on our strategic initiatives in the years ahead."

“We are committed to helping our clients succeed at every stage of growth and we are delighted to help Climb with this revolving credit facility,” said Alison Harris, Relationship Executive for Middle Market Banking & Specialized Industries at JPMorgan Chase. “We look forward to continuing to support Climb as they grow their business and fulfill an important role in the emerging technology software supply chain.”

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Cloud Know How. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting at www.climbglobalsolutions.com.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and

Exhibit 99.1

Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
Drew@ClimbGS.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com